Exhibit 99.1

Investor and Media Contact: Whitney Finch
Vice President of Investor Relations
FOR IMMEDIATE RELEASE	813.421.7694
December 3, 2013	wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES FINANCING PLANS

(Tampa, Fla.) — Walter Investment Management Corp. (NYSE: WAC) (the “Company”) announced today that it plans to enter into a new secured credit agreement of $1,625 million providing for new secured credit facilities (the “New Secured Credit Facilities”), including a $125 million revolving credit facility and a $1,500 million term loan facility. The New Secured Credit Facilities will be guaranteed, subject to certain exceptions, by each of the Company’s current and future wholly-owned domestic subsidiaries and secured, subject to certain exceptions, on a first priority basis by substantially all assets of the Company and the guarantors.

The Company also intends to effect a private offering of $500 million aggregate principal amount of its senior notes due 2021 (the “Notes”). The Notes will be guaranteed on an unsecured senior basis by each of the Company’s current and future wholly-owned domestic subsidiaries that guarantees its obligations under the Company’s New Secured Credit Facilities.

The Company intends to use borrowings under its New Secured Credit Facilities, together with the net proceeds from the proposed Notes offering, to finance the acquisition of MSRs, to repay indebtedness outstanding under its existing secured credit agreement and to pay related fees and expenses.

The Notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The initial issuance and sale of the Notes will not be registered under the Securities Act, and, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. We expect that the terms of the Notes will provide for customary registration rights.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and originator focused on finding solutions for consumers and credit owners. Based in Tampa, Fla., the Company has over 6,400 employees and services a diverse loan portfolio.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect the Company’s current views with respect to certain events that may affect the Company’s future performance.

Statements that are not historical facts are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, which could cause actual results, performance or achievements to differ materially from future results, performance or achievements. These forward-looking statements are based on the Company’s current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. This press release speaks only as of this date. Walter Investment disclaims any duty to update the information herein.